EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Rural/Metro Corporation, an Arizona corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 13th of May, 2009.

FALCK DANMARK A/S

By:	/s/ Thomas Hinrichsen
Name:	Thomas Hinrichsen
Title:	General Counsel, Vice President

FALCK A/S

By:	/s/ Thomas Hinrichsen
Name:	Thomas Hinrichsen
Title:	General Counsel, Vice President

FALCK HOLDING A/S

By:	/s/ Thomas Hinrichsen
Name:	Thomas Hinrichsen
Title:	General Counsel, Vice President

NORDIC CAPITAL V LIMITED

By:	/s/ Lynda Elliott
Name:	Lynda Elliott
Title:	Director

NORDIC CAPITAL V ALPHA LIMITED

By:	/s/ Lynda Elliott
Name:	Lynda Elliott
Title:	Director